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                                                                     EXHIBIT 4.6

                               GRAPHON CORPORATION

                          REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made by and among GRAPHON CORPORATION (the "Company") , SPENCER TRASK INVESTORS (the "Partnership"), Walter Keller ("Keller") and each INVESTOR executing a copy hereof (together with the Partnership and Keller, collectively, the "Investors," and each an "Investor").

     WHEREAS, the Investors (other than the Partnership and Keller) desire to purchase from the Company, and the Company desires to issue and sell to the Investors, up to an aggregate of 45 Units (plus an additional 6.75 Units solely to cover over-subscriptions, if any), each Unit consisting of 100,000 shares of common stock, no par value per share (the "Common Stock"), all upon the terms set forth in the Company's Confidential Private Placement Memorandum dated September 2, 1998 (the "Memorandum").

     WHEREAS, to induce such Investors to purchase Units, the Company has undertaken to register the Common stock, under the terms set forth herein;

     WHEREAS, the Company has agreed to grant the same registration rights to the Partnership with respect to an aggregate of 4,675,000 shares of Common Stock (the "Partnership Stock"), with 3,500,000 of such shares having been purchased from certain shareholders of the Company, 500,000 of such shares having been purchased from the company, 475,000 of such shares issuable upon conversion of the Convertible Promissory Note and 200,000 shares issuable upon conversion of that certain Note held by the Partnership; and

     WHEREAS, the Company has agreed to grant the same registration rights to Keller in connection with 100,000 shares of Common Stock (the "Keller Stock") issuable upon conversion of that certain Note held by Keller.

     NOW, THEREFORE, the Company and the Investors hereby covenant and agree as follows:

     1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

          "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.


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          "Common Stock" shall mean the Common Stock, no par value, of the
Company, as constituted as of the date of this Agreement.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Final Closing Date" shall mean the closing date of the sale of the last shares of Common Stock to Investors pursuant to the Memorandum.

          "Lock-Up Period" shall mean the period commencing on the day on which an initial public offering of the Company's securities shall be consummated and ending on (i) the first anniversary thereof or (ii) such earlier or later date as shall have been agreed between the underwriter and the Placement Agent, acting on behalf of the holders of the Registrable Securities pursuant to
Section 4(c) hereof; provided, however, that in the event that any other holders of the Company's securities shall have been permitted to participate in such initial public offering, the Lock-Up Period shall end 180 days after the consummation of such initial public offering.

          "Register," "registered" and "registration" shall mean a registration effected by preparing and filing a registration statement or statements or similar documents in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document by the Commission.

          "Registrable Securities" shall mean (i) the Common Stock contained in the Units purchased by the Investors, (ii) the Partnership Stock, (iii) the Keller Stock and (iv) any Common Stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of such Common Stock otherwise acquired by an Investor other than Keller but excluding any shares of Common Stock satisfying clause (i), (ii), (iii) or (iv) above but which shares are sold by an Investor in a transaction in which such Investor's registration rights under this Agreement are not assigned.

          "Requisite Period" shall mean, with respect to a firm commitment underwritten public offering the period commencing on the effective date of the registration statement and ending on the date such underwriter has completed the distribution of all securities purchased by it, and, with respect to any other registration, the period commencing on the effective date of the registration statement and ending on the earlier of the date on which the sale of all Registrable Securities covered thereby is completed or 180 days after such effective date.


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          "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

Capitalized terms not defined herein shall have the meanings set forth in the Memorandum.

     2. AUTOMATIC AND DEMAND REGISTRATION.

          (a) In the event that the Company shall complete an initial public offering of its securities prior to the second anniversary of the Final Closing, the Company shall effect the registration under the Securities Act of all Registrable Securities not later than the expiration of the Lock-Up Period; provided, that a holder of Registrable Securities may inform the Company in writing that it wishes to exclude all or a portion of its Registrable Securities from such registration; and provided further, that the Company shall have no obligation to register Registrable Securities pursuant to this Section 2(a) if such securities are freely tradeable without restriction by virtue of Rule 144 under the Securities Act or otherwise.

          (b) In the event that on the third anniversary of the Final Closing the Company has not yet completed such an initial public offering, the holders of Registrable Securities constituting at least a majority of the total Registrable Securities then outstanding may, by written notices (collectively, a "Demand Notice"), request that the Company register under the Securities Act all or any portion of the Registrable Securities held by such requesting holder or holders for sale in the manner specified in the Demand Notice.

          (c) Following receipt of any Demand Notice under Section 2(b) above, the Company shall immediately notify all holders of Registrable Securities from whom a Demand Notice has not been received and shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in the Demand Notice, the number of shares of Common Stock specified in the Demand Notice (and in all notices received by the Company from other holders within 30 days after the giving of such notice by the Company). If such method of disposition shall be an underwritten public offering, the Company may designate the managing underwriter of such offering, subject to the approval of the holders of a majority of the Registrable Securities to be sold in such offering, which approval shall not be unreasonably withheld or delayed. All holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this
Section 2, if the

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underwriter advises the requesting holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then such holders shall so advise all holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all holders thereof, including the requesting holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. The Company shall be obligated to register Registrable Securities pursuant to Section 2(b) on two occasions only, provided, that each such obligation shall be deemed satisfied only when a registration statement covering all Registrable Securities specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such Registrable Securities shall have been sold pursuant thereto.

          (d) Notwithstanding the foregoing, if the Company shall furnish to holders of the Registrable Securities requesting a registration statement pursuant to this Section 2, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 120 days after receipt of the request of the holders of the Registrable Securities; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

     3. Piggyback Registration. If the Company in its discretion at any time (other than pursuant to Section 2) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4 or S-8), each such time it will give written notice to such effect to all holders of outstanding Registrable Securities at least 30 days prior to such filing. Upon the written request of any such holder, received by the Company within 30 days after the giving of any such notice by the Company, to register any of its Registrable Securities, the Company will cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder of such Registrable Securities so registered. Notwithstanding the

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foregoing, in the event that any registration pursuant to this Section 3 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of Registrable Securities to be included in such an underwriting may be reduced (pro rate among the requesting holders and the Placement Agent (as defined in the Memorandum) and its assigns based upon the number of Registrable Securities requested to be registered by them) of and to the extent that the managing underwriter shall be of the good faith opinion that such inclusion would reduce the number of shares to be offered by the Company, provided that such number of Registrable Securities shall not be reduced if any shares of Common Stock are to be included in such underwriting for the account of any person other than the Company, the Placement Agent and its assigns or requesting holders of Registrable Securities. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 3 without thereby incurring any liability to the holders of Registrable Securities.

     4. LIMITATIONS ON REGISTRATION; LOCK-UP AGREEMENT; POWER OF ATTORNEY.

          (a) Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to file a registration statement pursuant to Section 2 hereof (i) which would become effective within (A) the Lock-up Period, or (B) 120 days following the effective date of a registration statement (other than a registration statement filed on Form S-4 or S-8) filed by the Company with the Commission pertaining to any subsequent public offering for the account of the Company or another holder of securities of the Company if the holders of Registrable Securities were afforded the opportunity to include all of its Registrable Securities in such subsequent registration pursuant to
Section 3, or (ii) if it would violate any restriction or prohibition requested by any managing underwriter for the Company's initial public offering.

          (b) In connection with the initial public offering or any registration of Registrable Securities in connection with an underwritten public offering, the holders of Registrable Securities agree if required by the underwriter or underwriters not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities, and not to effect any such public sale or distribution of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering) during the 15 days prior to, and during (i) the LockUp Period with respect to such initial public offering and
(ii) the 120 days following the effective date of the registration statement (other than a registration statement on Form S-4 or S-8) with respect to such other underwritten public offering if the holders of Registrable Securities were afforded the opportunity to

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include all of their Registrable Securities therein pursuant to Section 3.

          (c) In connection with any initial public offering by the Company, each holder of Registrable Securities hereby irrevocably appoints the Placement Agent (and all officers designated by Placement Agent) ("Attorney") to act as his or its true and lawful Placement Agent and attorney-in-fact, with full power of substitution, (i) to negotiate with the Company and the managing underwriter(s) for the Company's initial public offering the terms and conditions of the Lock-Up agreements of the holders of Registrable Securities and any other restrictions on the right of such holder to sell his or its shares of Common Stock which shall be imposed by the managing underwriter(s) for such offering (including, without limitation, the length of the Lock-Up Period, and the other rights of such holder of Registrable Securities to sell his or its Registrable Securities), and (ii) to execute and deliver any and all documents, agreements and instruments and to take any and all actions, in the name of and on behalf of the holder of Registrable Securities, as may be necessary or appropriate to effectuate the foregoing on such terms and conditions as the Attorney approves in its sole judgment. No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from the holder of Registrable Securities as to the authority of Attorney to take any action or actions described above, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and the holder of the Registrable Securities irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The Power of Attorney granted hereby is coupled with an interest, and may not be revoked or cancelled by the holder of Registrable Securities without Attorney's written consent. The holder of Registrable Securities hereby ratifies, to the extent permitted by law, all that said Attorney shall lawfully do or cause to be done by virtue hereof.

     5. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of Section 2 or 3 to use its best efforts to effect the registration of any Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

          (a) prepare and file with the Commission a registration statement with respect to such securities within 60 days after the closing of the Company's initial public offering under Section 2(a) hereof, and within 60 days after delivery of a Demand Notice under Section 2(b) hereof, and use its best efforts to cause such registration statement to become effective not later than 120 days from the date of its filing and to remain effective for the Requisite

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Period;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the Requisite Period and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the intended method of disposition set forth in such registration statement for such period;

          (c) furnish to each seller of Registrable Securities and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) a such persons reasonably may request in order to facilitate the intended disposition of the Registrable Securities covered by such registration statement;

          (d) use its best efforts (i) to register or qualify the Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Registrable Securities or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, (ii) to prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements, and take such other actions, as may be necessary to maintain such registration and qualification in effect at all times for the period of distribution contemplated thereby and
(iii) to take such further action as may be necessary or advisable to enable the disposition of the Registrable Securities in such jurisdictions, provided that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any jurisdiction;

          (e) use its best efforts to list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a national securities exchange, use its best efforts to facilitate the reporting of the Common Stock on The Nasdaq Stock Market;

          (f) immediately notify each seller of Registrable Securities and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements

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therein no misleading in light of the circumstances then existing and promptly amend or supplement such registration statement to correct any such untrue statement or omission;

          (g) notify each seller of Registrable Securities of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose and make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time;

          (h) permit a single firm of counsel designated as selling stockholders' counsel by the holders of a majority in interest of the Registrable Securities being registered to review the registration statement and all amendments and supplements thereto for a reasonable period of time prior to their filing (provided, however, that in no event shall the Company be required to reimburse legal fees in excess of $25,000 per registration statement pursuant to this Section 5(h) and the Company shall not file any document in a form to which such counsel reasonably objects;

          (i) make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (inform complying with the provisions of Rule 158 under the Securities Act) covering a 12-month period beginning not later than the first day of the Company's next fiscal quarter following the effective date of the registration statement;

          (j) if the offering is an underwritten offering, the Company will enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are usual and customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature, including, without limitation customary indemnification and contribution provisions;

          (k) if the offering is an underwritten offering, at the request of any seller of Registrable Securities, use its best efforts to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration; (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, in form and substance as is customarily given to underwriters in an underwritten public offering, (ii) a letter dated such date from the independent public accountants retained by the Company,. addressed to the underwriters and to such seller, stating that they are independent public accountants within the

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meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request;

          (l) make available for inspection by each seller of Registrable Securities, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

          (m) provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement;

          (n) take all actions reasonably necessary to facilitate the timely preparation and delivery of certificates (not bearing any legend restricting the sale or transfer of such securities) representing the Registrable Securities to be sold pursuant to the Registration Statement and to enable such certificates to be in such denominations and registered in such names as the Investors or any underwriters may reasonably request; and

          (o) take all other reasonable actions necessary to expedite and facilitate the registration of the Registrable Securities pursuant to the Registration Statement.

     In connection with each registration hereunder, the sellers of Registrable Securities will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

     6. EXPENSES. All expenses incurred by the Company in complying with Sections 2 and 3, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees)

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incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., fees of transfer agents and registrars, costs of insurance and, subject to Section 5(h) hereof, fees and disbursements of one counsel for the sellers of Registrable Securities, but excluding any Selling Expenses, are called "Registration Expenses." All underwriting discounts and selling commissions applicable to the sale of Registrable Securities are called "Selling Expenses."

          The Company will pay all Registration Expenses in connection with the registration statement under Section 2(a), the first registration statement under Section 2(b) and each registration statement under Section 3. All Selling Expenses in connection with reach registration statement under Sections 2 or 3, and all Registration Expenses in connection with the second registration statement under Section 2(b), shall be borne by the participating sellers in proportion to the number of Registrable Securities sold by each or as they may otherwise agree.

     7. INDEMNIFICATION AND CONTRIBUTION. (a) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to Sections 2 or 3, the Company will indemnify and hold harmless and pay and reimburse, each seller of such Registrable Securities thereunder, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act pursuant to Sections 2 or 3, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation of the Securities Act or any state securities or "blue sky" laws and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon the Company's reliance on an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller, any such underwriter or any such controlling person in writing specifically

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for use in such registration statement or prospectus.

          (b) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to Sections 2 or 3, each seller of such Registrable Securities thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any under within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon reliance on any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities was registered under the Securities Act pursuant to Sections 2 or 3, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company such seller specifically for use in such registration statement or prospectus, and provided, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the Registrable Securities sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the gross proceeds received by such seller from the sale of Registrable Securities covered by such registration statement.

          (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 7 and shall only relieve it from

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any liability which it may have to such indemnified party under this Section 7 if and to the extent the indemnifying party is materially prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to its which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding anything to the contrary contained herein, the indemnity provided in Section 7 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or expense if such settlement is effected without the consent of the indemnified party; provided that such indemnity shall apply to a settlement effected without the consent of an indemnifying party in the event that such indemnifying party has not assumed and undertaken the defense of the claim giving rise to such indemnity.

          (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registrable Securities exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 7, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact this
Section 7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 7; then, in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for

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the portion represented by the percentage that the public offering price of its
Registrable Securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is reasonable for the remaining portion; provided, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered by it pursuant to such registration statement and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

     8. CHANGES IN CAPITAL STOCK. If, and as often as, there is any change in the capital stock of the Company by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the capital stock as so changed.

     9. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, at all times after 90 days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

          (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) furnish to each holder of Registrable Securities forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell my Registrable Securities without registration.

     10. EVENT OF ELECTION. In the event that the Company fails to fulfill its registration responsibilities pursuant to Sections 2 or 3 of this Agreement for any

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



reason, then the holders of the Common Stock contained in the Units purchased by the Investors, in addition to all other rights and remedies available to such holders at law or equity, shall have the rights provided in Section 9 of the Subscription Agreement of even date herewith.

     11. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Investors as follows:

          (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or By-laws of the Company or any provision of any indenture, agreement or other instrument to which it or nay or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or its subsidiaries.

          (b) This Agreement has been duly executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

     12. ASSIGNMENT OF REGISTRATION RIGHTS. The rights to have the Company register Registrable Securities pursuant to this Agreement may be assigned by the Investors to transferred or assignees of such securities; provided, that the Company is, within reasonable time after such transfers, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned. The term "Investors" as used in this Agreement shall include such permitted assignees.

     13. MISCELLANEOUS.

          (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Registrable Securities), whether so expressed or not.

          (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex,

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



addressed (i) if to the Company or Mr. Keller, at 150 Harrison Avenue, Campbell, California 95008, Facsimile No. (408) 370-5047, Attn: Walter Keller; (ii) if to the Partnership, at 535 Madison Avenue, 18th Floor, New York, New York 10022;
Attn: William Doguardi; (iii) if to any other party hereto, at the address of such party set forth on the Combined Signature Page to Subscription Agreement and Registration Rights Agreement; and (iv) if to any subsequent holder of Registrable Securities, to it at such address as may have been furnished to the Company in writing by such holder; or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Registrable Securities) or to the holders of Registrable Securities (in the case of the Company) in accordance with the provisions of this paragraph.

          (c) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts entered into and to be performed wholly within said State.

          (d) Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement of any matter related hereto shall be brought in the courts of the State of New York or in the United States District Court for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties hereto accepts for itself and himself the process in any such action or proceeding by the mailing of copies of such process to it, at its or his address as set forth in paragraph 13(b) and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each party hereto irrevocably waives to the fullest extent permitted by law any objection that it or he may now or hereafter have to the laying of the venue of any judicial proceeding brought in such courts and any claim that any such judicial proceeding has been brought in an inconvenient forum. The foregoing consent to jurisdiction shall not constitute general consent to service of process in the State of New York for any purpose except as provided above and shall not be deemed to confer rights on any person other than the respective parties to this Agreement.

          (e) This Agreement may not be amended or modified without the written consent of the Company and the holders of at least a majority of the Registrable Securities.

          (f) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof. No waiver shall be effective unless and until it is in writing and signed by the party granting the waiver.

          (g) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (h) The Company shall not grant to any third party other than Spencer Trask Securities Incorporated any registration rights more favorable than or inconsistent with any of those contained herein, or which would in any way, adversely affect the rights of Investors hereunder, so long as any of the registration rights under this Agreement remains in effect.

          (i) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal invalid or unenforced provision were not contained herein.

Dated:               , 1998                       SPENCER TRASK INVESTORS
      ---------------


                                                  By:
                                                     ---------------------------
                                                             Title:

GRAPHON CORPORATION


By:
    ---------------------                            ---------------------------
        Title:                                               Walter Keller


     [COMBINED SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT AND REGISTRATION RIGHTS AGREEMENT TO BE EXECUTED BY COMPANY AND EACH INVESTOR, OTHER THAN THE PARTNERSHIP AND KELLER WHO SIGN THE REGISTRATION RIGHTS AGREEMENT HEREINABOVE]



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